Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

Drew Industries First-Quarter 2016 Conference Call
Scheduled for May 9, 2016, at 11am ET

Elkhart, Indiana – April 25, 2016 – Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and adjacent industries, will release its first-quarter 2016 financial results before the market opens on Monday, May 9, 2016.

Drew Industries will also host a conference call on Monday, May 9, 2016, at 11 a.m. ET to discuss the results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the Drew Industries website at www.drewindustries.com.

Participating in the conference call will be:

Jason Lippert, CEO
Scott Mereness, President
David Smith, CFO

About Drew Industries

From 44 manufacturing and distribution facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components in the United States and abroad for the leading manufacturers of recreational vehicles and manufactured homes and for the related aftermarkets for those industries, and also supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis and chassis components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; LED televisions and sound systems; navigation systems; wireless backup cameras; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

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